SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the

Securities Exchange Act of 1934

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TRANSAMERICA FUNDS

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TRANSAMERICA FUNDS

Transamerica Dynamic Allocation (formerly, Transamerica Tactical Rotation)

Transamerica Dynamic Allocation II (formerly, Transamerica Tactical Allocation)

Transamerica Dynamic Income (formerly, Transamerica Tactical Income)

4600 S. Syracuse Street, Suite 1100

Denver, CO 80237

Telephone: 1-888-233-4339

May 29, 2015

This information statement (“Information Statement”) is being furnished by the Board of Trustees (the “Board” or “Trustees”) of Transamerica Funds to the shareholders of Transamerica Dynamic Allocation (formerly, Transamerica Tactical Rotation), Transamerica Dynamic Allocation II (formerly, Transamerica Tactical Allocation) and Transamerica Dynamic Income (formerly, Transamerica Tactical Income) (each a “Fund” and, together, the “Funds”). The Information Statement provides information regarding the approval by the Board of a new sub-advisory agreement on behalf of the Funds. The Funds are sub-advised by QS Investors, LLC (“QS Investors” or the “Sub-Adviser”) pursuant to a sub-advisory agreement between Transamerica Asset Management, Inc. (“TAM” or “Adviser”) and QS Investors, as amended, a copy of which is attached hereto as Exhibit A (the “New Sub-Advisory Agreement”).

Transamerica Funds (“Transamerica Funds” or the “Trust”) is organized as a Delaware statutory trust. Each Fund is a series of the Trust.

The new Sub-Adviser took over day-to-day management of the Funds on May 1, 2015. Prior to May 1, 2015, Aegon USA Investment Management, LLC (“AUIM”) served as sub-adviser to the Funds. In connection with the change in sub-adviser, and as discussed in the Prospectus, Summary Prospectus and Statement of Additional Information supplements dated March 18, 2015: (i) changes were made to the name, investment objective, principal investment strategies and risks, benchmark indexes, and portfolio managers of each of Transamerica Dynamic Allocation and Transamerica Dynamic Allocation II, and (ii) changes were made to the name, principal investment strategies and portfolio managers of Transamerica Dynamic Income as well as additional breakpoints were added to reduce TAM’s advisory fee rates with respect to Transamerica Dynamic Income at certain asset levels. TAM continues to serve as the Funds’ investment adviser.

This Information Statement is provided in lieu of a proxy statement to each Fund’s shareholders of record as of May 1, 2015 (the “Record Date”), pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) subject to the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the parties to the agreement (the “Independent Trustees”), without obtaining shareholder approval. Pursuant to the Order, however, each Fund is required to provide certain information about a new sub-advisory agreement to its shareholders.

A Notice of Internet Availability of the Information Statement is being mailed on or about May 29, 2015. The Funds will bear the costs associated with preparing and distributing this Information Statement and the Notice of Internet Availability of the Information Statement to shareholders.

The annual report of the Funds is sent to shareholders of record following the Funds’ fiscal year end. The Funds’ fiscal year end is October 31. The Funds will furnish, without charge, a copy of its annual and semi-annual report to a shareholder upon request. Such requests should be directed to the Funds by calling toll free 1-888-233-4339. Copies of the annual and semi-annual report of the Funds also are available on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

The enclosed material is for your information only. It is not a proxy statement and you are not being asked to vote. Please note that only one copy of the Notice of Internet Availability may be delivered to two or more investors who share an address, unless the Funds have received instructions to the contrary. Please contact the Fund at the address and phone number set forth above if you have any questions.

We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

The Information Statement will be available on the Funds’ website at www.transamericafunds.com until at least October 1, 2015. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Funds at 1-888-233-4339.

TRANSAMERICA FUNDS

Transamerica Dynamic Allocation (formerly, Transamerica Tactical Rotation)

Transamerica Dynamic Allocation II (formerly, Transamerica Tactical Allocation)

Transamerica Dynamic Income (formerly, Transamerica Tactical Income)

INFORMATION STATEMENT

At a regularly scheduled meeting of the Board held March 11–12, 2015, the Board approved, at the Adviser’s recommendation, a New Sub-Advisory Agreement with QS Investors for the Funds, as described below, effective May 1, 2015. QS Investors took over day-to-day management of the Funds on May 1, 2015. As discussed in the Prospectus, Summary Prospectus and Statement of Additional Information supplements dated March 18, 2015: (i) changes were made to the name, investment objective, principal investment strategies and risks, benchmark indexes, and portfolio managers of each of Transamerica Dynamic Allocation and Transamerica Dynamic Allocation II, and (ii) changes were made to the name, principal investment strategies and portfolio managers of Transamerica Dynamic Income as well as additional breakpoints were added to reduce TAM’s advisory fee rates with respect to Transamerica Dynamic Income at certain asset levels.

This Information Statement describes the Sub-Adviser and the terms of the New Sub-Advisory Agreement.

THE FUND AND ITS MANAGEMENT AGREEMENT

TAM, a Florida corporation located at 4600 S. Syracuse Street, Suite 1100, Denver, CO 80237, manages the assets of the Funds pursuant to an Amended and Restated Investment Advisory Agreement (the “Advisory Agreement”), dated January 23, 2014, which was last approved by the Board, including a majority of the Independent Trustees, in June 18, 2014. TAM is directly owned by Transamerica Premier Life Insurance Company (“TPLIC”) (77%) and AUSA Holding Company (“AUSA”) (23%), both of which are indirect, wholly owned subsidiaries of Aegon NV. TPLIC is owned by Commonwealth General Corporation (“Commonwealth”) (87.72%) and Aegon USA, LLC (“Aegon USA”) (12.28%). Commonwealth and AUSA are wholly owned by Aegon USA. Aegon USA is wholly owned by Aegon US Holding Corporation, which is wholly owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is wholly owned by The Aegon Trust, which is wholly owned by Aegon International B.V., which is wholly owned by Aegon NV, a Netherlands corporation, and a publicly traded international insurance group.

Subject to the terms of the Advisory Agreement, the Adviser (i) is responsible for the management of the Funds, (ii) selects and employs, subject to the review and approval of the Board, one or more sub-advisers to make the day-to-day investment selections for the Funds consistent with each Fund’s investment objectives, policies and restrictions, as stated in the Funds’ current registration statement, and (iii) reviews the sub-adviser’s continued performance.

No officer or Trustee of the Funds is a director, officer or employee of the Sub-Adviser. No officer or Trustee of the Funds, through the ownership of securities or otherwise, has any other material direct or indirect interest in the Sub-Adviser or any other person controlling, controlled by or under common control with the Sub-Adviser. Since the Record Date, none of the Trustees of the Funds has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which the Sub-Adviser or any of its affiliates was or is to be a party.

TERMS OF THE PRIOR SUB-ADVISORY AGREEMENT

Prior to May 1, 2015, AUIM served as sub-adviser to the Funds. AUIM is located at 4333 Edgewood Road NE, Cedar Rapids, IA 52499.

AUIM provided sub-advisory services to the Funds pursuant to an Investment Sub-Advisory Agreement between TAM and AUIM (the “AUIM Sub-Advisory Agreement”). As sub-adviser to the Funds, AUIM was responsible for managing the assets of the Fund in a manner consistent with the terms of the AUIM Sub-Advisory Agreement and the investment objective, strategies and policies of each Fund. The AUIM Sub-Advisory Agreement was dated March 22, 2011, and was last approved by the Board, including a majority of the Independent Trustees, on June 18, 2014. The AUIM Sub-Advisory Agreement was approved by each Fund’s initial shareholder prior to the Fund’s launch.

COMPARISON OF THE SUB-ADVISORY AGREEMENTS

Descriptions of the sub-advisory fee rates payable by the Adviser to QS Investors under the New Sub-Advisory Agreement and the sub-advisory fees paid by the Adviser to AUIM under the AUIM Sub-Advisory Agreement appear below under the caption “Sub-Advisory Fees.”

As discussed below under the caption “Evaluation by the Board,” the New Sub-Advisory Agreement was approved by the Board at a meeting held March 11–12, 2015, and was effective as of May 1, 2015. The New Sub-Advisory Agreement has an initial term with respect to each Fund of two years from the effective date (unless sooner terminated in accordance with its terms). Thereafter, continuance of the New Sub-Advisory Agreement shall be subject to the specific approval, at least annually, by vote of a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval, and by either an affirmative vote of a majority of the Trustees of the Fund or a vote of the majority of outstanding voting securities (as that term is defined in the 1940 Act) of the Fund.

The terms of the AUIM Sub-Advisory Agreement and those of the New Sub-Advisory Agreement are substantially similar. Under the New Sub-Advisory Agreement, the sub-advisory fee rates payable by the Adviser to the Sub-Adviser have not increased. A description of the sub-advisory fee rates appears below under the caption “Sub-Advisory Fees.”

Under the terms of the New Sub-Advisory Agreement, like the AUIM Sub-Advisory Agreement, subject to the supervision of the Trust’s Board and TAM, the Sub-Adviser shall regularly provide the Funds (with respect to such portion of each Fund’s assets as shall be allocated to the Sub-Adviser by TAM from time to time (the “Allocated Assets”)) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with each Fund’s investment objectives, policies and restrictions, as stated in the Funds’ current Prospectuses and Statement of Additional Information, and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by reasonable notice in writing to the Sub-Adviser.

The New Sub-Advisory Agreement provides that the Sub-Adviser may place orders for the purchase and sale of portfolio securities with such broker-dealers who provide research and brokerage services to the Funds within the meaning of Section 28(e) of the Securities Exchange Act of 1934, to the Sub-Adviser, or to any other fund or account over which the Sub-Adviser or its affiliates exercise investment discretion. The New Sub-Advisory Agreement also provides that, subject to such policies and procedures as may be adopted by the Board and officers of the Funds, the Sub-Adviser may pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Sub-Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Funds and to other funds and clients for which the Sub-Adviser exercises investment discretion. The AUIM Sub-Advisory Agreement contained similar provisions.

The New Sub-Advisory Agreement provides that it: (i) may be terminated with respect to any Fund upon 30 days’ prior written notice, without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund; (ii) may be terminated by TAM upon 30 days’ prior written notice to the Sub-Adviser, without the payment of any penalty; (iii) may be terminated by the Sub-Adviser upon 90 days’ prior written notice to TAM; and (iv) will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) by the Sub-Adviser and shall not be assignable by TAM without the written consent of the Sub-Adviser. The AUIM Sub-Advisory Agreement provided that it: (i) may be terminated with respect to any Fund at any time, without payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund; (ii) may be terminated by TAM upon written notice to the Sub-Adviser, without the payment of any penalty; (iii) may be terminated by the Sub-Adviser upon 90 days’ written notice to TAM; and (iv) will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) by the Sub-Adviser and shall not be assignable by TAM without the consent of the Sub-Adviser.

As compensation for the services performed by the Sub-Adviser under the New Sub-Advisory Agreement, TAM shall pay the Sub-Adviser out of the advisory fee it receives with respect to the Funds, as promptly as possible after the last day of each month, a fee, computed daily as a percentage of average daily net assets on an annual basis. As outlined below under “Sub-Advisory Fees,” the compensation the Sub-Adviser will receive from TAM under the New Sub-Advisory Agreement is currently the same as that received by AUIM under the AUIM Sub-Advisory Agreement and will potentially be lower in the future if certain additional breakpoints are reached at certain asset levels.

The New Sub-Advisory Agreement, like the AUIM Sub-Advisory Agreement, requires that the Sub-Adviser, at its expense, supply the Board, the officers of the Trust and the Adviser with all information and reports reasonably required by any of them and reasonably available to the Sub-Adviser relating to the services provided pursuant to the New Sub-Advisory Agreement, including such information that the Funds’ Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

The New Sub-Advisory Agreement states that the Sub-Adviser shall be responsible only for rendering the services called for thereunder in good faith and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Funds, provided that the Sub-Adviser is not protected against any liability to the Adviser or the Funds to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the New Sub-Advisory Agreement. The AUIM Sub-Advisory Agreement contained similar provisions.

The New Sub-Advisory Agreement provides that unless the Adviser advises the Sub-Adviser in writing that the right to vote proxies has been expressly reserved to the Adviser or the Trust or otherwise delegated to another party, the Sub-Adviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, each Fund’s securities managed by the Sub-Adviser, in accordance with that Sub-Adviser’s proxy voting policies and procedures without consultation with the Adviser or the Funds. In addition, the Sub-Adviser has the power to exercise rights, options, warrants, conversions privileges, and redemption privileges, and to tender securities pursuant to a tender offer. The Sub-Adviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to the Adviser. The AUIM Sub-Advisory Agreement contained similar provisions.

The New Sub-Advisory Agreement provides that the Sub-Adviser, in performance of its duties, is and shall be an independent contractor and, unless otherwise expressly provided in the New Sub-Advisory Agreement or otherwise authorized in writing, shall have no authority to act for or represent the Funds or TAM in any way or otherwise be deemed to be an agent of the Funds or TAM. The AUIM Sub-Advisory Agreement did not contain a similar provision.

Investors should refer to Exhibit A attached hereto for the complete terms of the New Sub-Advisory Agreement. The summary of the New Sub-Advisory Agreement set forth herein is qualified in its entirety by provisions of the New Sub-Advisory Agreement as set forth in Exhibit A.

TAM ADVISORY FEES

Under the Advisory Agreement, each of Transamerica Dynamic Allocation and Transamerica Dynamic Allocation II pays the Adviser on an annual basis the following advisory fee based on the Fund’s average daily net assets:

0.55% of the first $250 million

0.54% over $250 million up to $500 million

0.53% over $500 million up to $1.5 billion

0.52% over $1.5 billion up to $2.5 billion

0.51% in excess of $2.5 billion

Prior to May 1, 2015, each of Transamerica Dynamic Allocation and Transamerica Dynamic Allocation II paid the Adviser at the same rate as set forth above with respect to each Fund for its services with respect to each Fund’s average daily net assets on an annual basis.

Under the Advisory Agreement, Transamerica Dynamic Income pays the Adviser on an annual basis the following advisory fee based on the Fund’s average daily net assets:

0.47% of the first $500 million

0.46% over $500 million up to $1 billion

0.45% over $1 billion up to $1.5 billion

0.44% over $1.5 billion up to $2 billion

0.43% over $2 billion up to $2.5 billion

0.42% in excess of $2.5 billion

Prior to May 1, 2015, Transamerica Dynamic Income paid the Adviser 0.47% of the first $1 billion, 0.45% over $1 billion up to $2 billion, and 0.43% in excess of $2 billion of the Fund’s average daily net assets on an annual basis.

The net assets are equal to the market value of each Fund. Fees are accrued daily and paid by each Fund monthly.

SUB-ADVISORY FEES

Under the New Sub-Advisory Agreement, the Adviser (not Transamerica Dynamic Allocation and Transamerica Dynamic Allocation II) pays QS Investors the following sub-advisory fees for its services with respect to each of Transamerica Dynamic Allocation’s and Transamerica Dynamic Allocation II’s average daily net assets on an annual basis:

0.10% of the first $250 million

0.09% over $250 million up to $500 million

0.08% over $500 million up to $1.5 billion

0.07% over $1.5 billion up to $2.5 billion

0.06% in excess of $2.5 billion

Under the AUIM Sub-Advisory Agreement, the Adviser (not Transamerica Dynamic Allocation and Transamerica Dynamic Allocation II) paid AUIM at the same rate as set forth above with respect to the New-Sub-Advisory Agreement for its services with respect to each of Transamerica Dynamic Allocation and Transamerica Dynamic Allocation II’s average daily net assets on an annual basis.

Under the New Sub-Advisory Agreement, the Adviser (not Transamerica Dynamic Income) pays QS Investors the following sub-advisory fees for its services with respect to the Transamerica Dynamic Income’s average daily net assets on an annual basis:

0.07% of the first $250 million

0.06% over $250 million up to $500 million

0.05% over $500 million up to $1.5 billion

0.04% over $1.5 billion up to $2.5 billion

0.03% in excess of $2.5 billion

Under the AUIM Sub-Advisory Agreement, the Adviser (not Transamerica Dynamic Income) paid AUIM at the same rate as set forth above with respect to the New-Sub-Advisory Agreement for its services with respect to the Transamerica Dynamic Income’s average daily net assets on an annual basis.

The following table shows the management fees paid to TAM and Sub-Advisory fees paid by TAM to AUIM for each Fund for the fiscal year ended October 31, 2014.

	Advisory Fees (after waivers/expense reimbursements)	Advisory Fees Waived/Expenses Reimbursed	Sub-Advisory Fees Paid (Net of Fees Reimbursed)
Transamerica Dynamic Allocation	$64,696	$40,043	$19,043
Transamerica Dynamic Allocation II	$22,049	$44,850	$12,163
Transamerica Dynamic Income	$4,604,236	$0	$565,091

INFORMATION REGARDING THE SUB-ADVISER

QS Investors had approximately $19.4 billion in total assets under management as of December 31, 2014. QS Investors has been a registered investment adviser since 2010. QS Investors’ principal business address is 880 Third Avenue, New York, NY 10022, and is wholly owned by Legg Mason, Inc.

Portfolio Managers

Name	Sub-Adviser	Positions Over Past Five Years
Y. Wayne Lin	QS Investors, LLC	Portfolio Manager of each Fund since 2015; Portfolio Manager with QS Investors, LLC since 2014; Portfolio Manager with Legg Mason Global Asset Allocation, LLC 2005-2014
Thomas Picciochi	QS Investors, LLC	Portfolio Manager of each Fund since 2015; Portfolio Manager with QS Investors, LLC since 2010
Ellen Tesler	QS Investors, LLC	Portfolio Manager of each Fund since 2015; Portfolio Manager with QS Investors, LLC since 2010

Management and Governance. Listed below are the names, positions and principal occupations of the directors and principal executive officers of the Sub-Adviser as of December 31, 2014. The principal address of each individual as it relates to his or her duties at the Sub-Adviser is the same as that of the Sub-Adviser.

Name	Position with QS Investors
Janet C. Campagna	Director, Chief Executive Officer
James H. Norman	Director, President
John D. Kenney	Director
Joseph P. Larocque	Director
Jeffrey A. Nattans	Director
Philip E. Channen	Chief Compliance Officer
Thomas G. Rose	Chief Financial Officer
Robert Y.M. Wang	Chief Operating Officer, Head Portfolio Implementation

Management Activities. QS Investors acts as sub-adviser, as indicated, for the following registered investment companies with investment objectives similar to the Funds:

Comparable Fund for which QS Investors serves as Sub-Adviser	Assets of Comparable Fund Managed by QS Investors (as of December 31, 2014	Sub-advisory Fee for Comparable Fund Paid to QS Investors (of average net assets)
Dynamic Multi-Strategy Representative Fund I	$338 million	0.25%
Dynamic Multi-Strategy Representative Fund II	$798 million	0.20%

EVALUATION BY THE BOARD

At a meeting of the Board held March 11–12, 2015, the Board considered the termination of AUIM as sub-adviser for the Funds and the approval of QS Investors as replacement sub-adviser. Following their review and consideration, the Board determined that the terms of the New Sub-Advisory Agreement are reasonable and that the termination of AUIM as sub-adviser to the Funds and approval of the New Sub-Advisory Agreement is in the best interests of each Fund and its shareholders. The Board, including the Independent Trustees, unanimously approved the New Sub-Advisory Agreement for an initial two-year period and authorized TAM to terminate the sub-advisory agreement with AUIM.

To assist the Board in their consideration of the New Sub-Advisory Agreement, the Trustees received in advance of their meeting certain materials and information. In addition, the Independent Trustees consulted with their independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to their deliberations.

General Considerations

•	The Trustees considered that, along with the change to the sub-adviser, there would be changes to each Fund’s investment strategy, and, with the exception of Transamerica Dynamic Income, the Funds’ investment objectives and performance benchmarks would also change. The Trustees also noted that Transamerica Dynamic Allocation II would be reorganized into Transamerica Dynamic Allocation later in the year.

•	The Trustees considered that TAM had agreed to reduce its advisory fee rate at certain asset levels for Transamerica Dynamic Income, and that for each Fund, the sub-advisory fees paid by TAM to the sub-adviser would not change.

Fees and Expenses

•	The Trustees assessed the information that was provided in advance of the meeting of the Trustees regarding fees and expenses for the Funds, as well as projected expense ratios of the Funds.

•	The Trustees considered that TAM had agreed to reduce its advisory fee rate at certain asset levels for Transamerica Dynamic Income. The Trustees noted that, as a result of the sub-adviser replacement, based on current asset levels, the advisory fees paid by each Fund are expected to be no higher than the current advisory fees.

•	The Trustees also considered that, as a result of the sub-adviser replacement, based on current asset levels, the sub-advisory fees paid by TAM are not expected to change.

•	The Trustees also considered that, as a result of the sub-adviser replacement, based on current asset levels, the net expense ratios of each class of shares of each of the Funds are expected to be no higher than the current net expense ratios.

Investment Performance

•	The Trustees noted that the strategy to be pursued by QS Investors for Transamerica Dynamic Allocation and Transamerica Dynamic Allocation II had achieved more favorable returns over the one-year, two-year and since-inception periods ended December 31, 2014 as compared to those Funds.

•	The Trustees considered that the back tested hypothetical performance of the strategy to be pursued by QS Investors for Transamerica Dynamic Income was favorable compared to the Fund for the two-year, three-year and since-inception periods ended December 31, 2014.

Investment Program

•	The Trustees considered the proposed changes to the investment objectives and strategies and performance benchmarks of Transamerica Dynamic Allocation and Transamerica Dynamic Allocation II.

•	The Trustees considered the proposed changes to the investment strategy of Transamerica Dynamic Income and noted that there would be no changes to the investment objective or performance benchmark.

Other Considerations

•	The Trustees considered the terms and conditions of the New Sub-Advisory Agreement.

BROKERAGE INFORMATION

There were no brokerage commissions incurred on security transactions placed with affiliates of the Adviser or Sub-Adviser for the fiscal year ended October 31, 2014.

ADDITIONAL INFORMATION

TAM, the Trust’s investment adviser, Transamerica Fund Services, Inc., the Trust’s transfer agent and administrator, and Transamerica Capital, Inc., the Trust’s principal underwriter, are each located at 4600 S. Syracuse Street, Suite 1100, Denver, CO 80237.

As of May 1, 2015, the Trustees and officers of the Funds, individually and as a group, owned beneficially less than 1% of the outstanding shares of the Fund.

As of May 1, 2015, the following persons owned of record 5% or more of the outstanding interests in the Funds:

Name & Address	Portfolio Name	Class	Shares	Pct
National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-2010	Transamerica Dynamic Allocation	A	348,508.704	34.79%
Pershing LLC 1 Pershing Plz Jersey City NJ 07399-0002	Transamerica Dynamic Allocation	A	320,579.117	32.00%
Pershing LLC 1 Pershing Plz Jersey City NJ 07399-0002	Transamerica Dynamic Allocation	C	122,308.995	19.64%
Raymond James 880 Carillon Pkwy St Petersburg FL 33716-1100	Transamerica Dynamic Allocation	C	113,373.569	18.21%
LPL Financial Omnibus Customer Account Attn Mutual Fund Trading 4707 Executive Dr San Diego CA 92121-3091	Transamerica Dynamic Allocation	C	105,638.415	16.96%
Charles Schwab & Co 211 Main St San Francisco CA 94105-1905	Transamerica Dynamic Allocation	C	37,439.551	6.01%
National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-2010	Transamerica Dynamic Allocation	C	34,387.876	5.52%
LPL Financial Omnibus Customer Account Attn Mutual Fund Trading 4707 Executive Dr San Diego CA 92121-3091	Transamerica Dynamic Allocation	I	152,890.303	45.72%

Name & Address	Portfolio Name	Class	Shares	Pct
National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-2010	Transamerica Dynamic Allocation	I	138,961.738	41.55%
Transamerica Asset Management Inc Seed Money Account Attn Corporate Accounting 4333 Edgewood Rd NE Cedar Rapids IA 52499-3830	Transamerica Dynamic Allocation	I	28,521.436	8.53%
National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-2010	Transamerica Dynamic Allocation II	A	148,299.872	28.43%
Pershing LLC 1 Pershing Plz Jersey City NJ 07399-0002	Transamerica Dynamic Allocation II	A	97,412.738	18.67%
Raymond James 880 Carillon Pkwy St Petersburg FL 33716-1100	Transamerica Dynamic Allocation II	A	39,150.821	7.50%
Transamerica Asset Management Inc Seed Money Account Attn Corporate Accounting 4333 Edgewood Rd NE Cedar Rapids IA 52499-3830	Transamerica Dynamic Allocation II	A	27,954.466	5.36%
National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-2010	Transamerica Dynamic Allocation II	C	119,059.349	20.42%
Pershing LLC 1 Pershing Plz Jersey City NJ 07399-0002	Transamerica Dynamic Allocation II	C	115,606.068	19.83%
LPL Financial Omnibus Customer Account Attn Mutual Fund Trading 4707 Executive Dr San Diego CA 92121-3091	Transamerica Dynamic Allocation II	C	99,857.185	17.13%
Raymond James 880 Carillon Pkwy St Petersburg FL 33716-1100	Transamerica Dynamic Allocation II	C	74,277.860	12.74%
LPL Financial Omnibus Customer Account Attn Mutual Fund Trading 4707 Executive Dr San Diego CA 92121-3091	Transamerica Dynamic Allocation II	I	16,881.527	22.91%
Raymond James 880 Carillon Pkwy St Petersburg FL 33716-1100	Transamerica Dynamic Allocation II	I	16,878.218	22.90%
D.A. Davidson & Co. Lucy M Baird Trust 8 Third Street North Great Falls MT 59401-3155	Transamerica Dynamic Allocation II	I	15,832.101	21.48%
National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-2010	Transamerica Dynamic Allocation II	I	7,052.344	9.57%

Name & Address	Portfolio Name	Class	Shares	Pct
TD Ameritrade Inc PO Box 2226 Omaha NE 68103-2226	Transamerica Dynamic Allocation II	I	5,993.641	8.13%
RBC Capital Markets LLC Mutual Fund Omnibus Procssing Omninbus Attn Mutual Fund Ops Manager 510 Marquette Ave S Minneapolis MN 55402-1110	Transamerica Dynamic Allocation II	I	5,316.820	7.21%
Pershing LLC 1 Pershing Plz Jersey City NJ 07399-0002	Transamerica Dynamic Allocation II	I	5,282.447	7.17%
Morgan Stanley Smith Barney Harborside Financial Center Plaza 2 3rd Floor Jersey City NJ 07311	Transamerica Dynamic Income	A	3,808,421.623	16.44%
National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-2010	Transamerica Dynamic Income	A	3,740,626.924	16.15%
Pershing LLC 1 Pershing Plz Jersey City NJ 07399-0002	Transamerica Dynamic Income	A	3,603,628.147	15.56%
First Clearing LLC 2801 Market St Saint Louis MO 63103-2523	Transamerica Dynamic Income	A	3,039,508.248	13.12%
First Clearing LLC 2801 Market St Saint Louis MO 63103-2523	Transamerica Dynamic Income	C	7,798,563.898	21.30%
Raymond James 880 Carillon Pkwy St Petersburg FL 33716-1100	Transamerica Dynamic Income	C	5,228,744.698	14.28%
Pershing LLC 1 Pershing Plz Jersey City NJ 07399-0002	Transamerica Dynamic Income	C	4,405,852.016	12.03%
Morgan Stanley Smith Barney Harborside Financial Center Plaza 2 3rd Floor Jersey City NJ 07311	Transamerica Dynamic Income	C	3,521,577.039	9.62%
Merrill Lynch Pierce Fenner & Smith Inc 4800 Deer Lake Dt E FL 2 Jacksonville FL 32246	Transamerica Dynamic Income	C	2,710,211.030	7.40%
LPL Financial Omnibus Customer Account Attn Mutual Fund Trading 4707 Executive Dr San Diego CA 92121-3091	Transamerica Dynamic Income	C	2,377,204.377	6.49%
UBS WM USA 1000 Harbor Blvd 5th Floor Jersey City NJ 07310	Transamerica Dynamic Income	C	2,157,515.577	5.89%
National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-2010	Transamerica Dynamic Income	C	2,078,137.162	5.68%
First Clearing LLC 2801 Market St Saint Louis MO 63103-2523	Transamerica Dynamic Income	I	6,506,067.819	30.59%

Name & Address	Portfolio Name	Class	Shares	Pct
Merrill Lynch Pierce Fenner & Smith Inc 4800 Deer Lake Dt E FL 2 Jacksonville FL 32246	Transamerica Dynamic Income	I	3,296,951.566	15.50%
Raymond James 880 Carillon Pkwy St Petersburg FL 33716-1100	Transamerica Dynamic Income	I	3,102,992.127	14.59%
UBS WM USA 1000 Harbor Blvd 5th Floor Jersey City NJ 07310	Transamerica Dynamic Income	I	2,568,721.666	12.08%
National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-2010	Transamerica Dynamic Income	I	1,511,833.410	7.11%
Pershing LLC 1 Pershing Plz Jersey City NJ 07399-0002	Transamerica Dynamic Income	I	1,387,143.649	6.52%
LPL Financial Omnibus Customer Account Attn Mutual Fund Trading 4707 Executive Dr San Diego CA 92121-3091	Transamerica Dynamic Income	I	1,084,749.389	5.10%

Any shareholder who holds beneficially 25% or more of a Fund may be deemed to control the Fund until such time as such shareholder holds beneficially less than 25% of the outstanding common shares of the Fund. Any shareholder controlling a Fund may be able to determine the outcome of issues that are submitted to shareholders for vote and may be able to take action regarding the Fund without the consent or approval of other shareholders. As of May 1, 2015, no persons held beneficially 25% or more of a Fund.

The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Funds, or for the Trust as a whole, for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.

By Order of the Board of Trustees,
Transamerica Funds

Tané T. Tyler
Vice President, Associate General Counsel,
Chief Legal Officer and Secretary
Transamerica Asset Management, Inc.

May 29, 2015

EXHIBIT A

INVESTMENT SUB-ADVISORY AGREEMENT

QS INVESTORS, LLC

This Agreement, entered into as of March 1, 2015 by and between Transamerica Asset Management, Inc., a Florida corporation (referred to herein as “TAM”) and QS Investors, LLC, a Delaware limited liability company (referred to herein as the “Subadviser”).

TAM is the investment adviser to Transamerica Funds (the “Trust”), an open-end investment company registered under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder and any exemptive orders applicable to the Trust and TAM thereunder, the “1940 Act”). TAM wishes to engage the Subadviser to provide certain investment advisory services to each series of the Trust listed on Schedule A hereto (each, a “Fund” and collectively the “Funds”). The Subadviser desires to furnish services for the Trust and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

1. Appointment. In accordance with the Investment Advisory Agreement between the Trust and TAM (the “Advisory Agreement”), TAM hereby appoints the Subadviser to act as subadviser with respect to the Funds for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render or cause to be rendered the services set forth for the compensation herein specified.

2. Subadvisory Services. In its capacity as subadviser to the Funds, the Subadviser shall have the following responsibilities:

(a)	Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and TAM, the Subadviser shall regularly provide the Funds with respect to such portion of each Fund’s assets as shall be allocated to the Subadviser by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with each Fund’s investment objectives, policies and restrictions, as stated in each Fund’s then current Prospectus and Statement of Additional Information, and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by reasonable notice in writing to the Subadviser; provided however, that the Subadviser will promptly notify TAM in writing of its inability to comply with such other restrictions and limitations. The Subadviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments and instruments will be purchased, retained, sold or exchanged by the Funds and what portion of the Allocated Assets will be held in the various securities and other investments in which the Funds invest, and shall implement those decisions (including the negotiation and execution of investment documentation and agreements, including, without limitation, swap, futures, options and other agreements with counterparties, on each Fund’s behalf as the Subadviser deems appropriate from time to time in order to carry out its responsibilities hereunder, provided the Subadviser provides TAM prompt notice of any new investment agreements and any material amendments to existing investment agreements and the opportunity for legal review), all subject to the provisions of the Trust’s then current Declaration of Trust and By-Laws (collectively, the “Governing Documents”), the 1940 Act and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the then current investment objectives, policies and restrictions of the Funds referred to above, any written instructions and directions of the Board or TAM provided to the Subadviser from time to time (subject to the limitations above), and any other specific policies adopted by the Board and promptly disclosed in writing to the Subadviser. The Subadviser’s responsibility for providing investment research, advice, management and supervision to the Funds is limited to that discrete portion of each Fund represented by the Allocated Assets and the Subadviser is prohibited from directly or indirectly consulting with any other subadviser for a portion of each Fund’s assets concerning Fund transactions in securities or other assets. The Subadviser is authorized to give instructions with respect to the Allocated Assets to the custodian(s) of the Funds as to deliveries of securities and other investments and payments of cash for the account of the Funds. Subject to applicable provisions of the 1940 Act and applicable exemptive orders, the investment program to be provided hereunder may entail the investment of all or substantially all of the Allocated Assets of the Funds in one or more investment companies.

(b)	The Subadviser will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser’s authority regarding the execution of a Fund’s portfolio transactions provided herein.

(c)	The Funds hereby authorize any entity or person associated with the Subadviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Funds which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Funds hereby consent to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Subadviser agrees that it will not deal with itself, or knowingly deal with Trustees of the Trust or any principal underwriter of the Funds, as principals or agents in making purchases or sales of securities or other property for the account of the Funds, nor will it knowingly purchase any securities from an underwriting or selling group in which the Subadviser or its affiliates is participating, or arrange for purchases and sales of securities between the Funds and another account advised by the Subadviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Funds from time to time, and will comply with all other provisions of the Governing Documents and the Fund’s then-current Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.

(d)	Unless TAM advises the Subadviser in writing that the right to vote proxies has been expressly reserved to TAM or the Trust or otherwise delegated to another party, the Subadviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Allocated Assets, in accordance with the Subadviser’s proxy voting policies and procedures without consultation with TAM or the Fund. The Subadviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to TAM.

(e)	The Subadviser will monitor the security valuations of the Allocated Assets. If the Subadviser believes that the Fund’s carrying value for a security does not fairly represent the price that could be obtained for the security in a current market transaction, the Subadviser will notify TAM promptly. In addition, the Subadviser will be available to consult with TAM in the event of a pricing problem and to participate in the Trust’s Valuation Committee meetings.

3. Activities of the Subadviser. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities for the Funds and one or more other accounts of the Subadviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Subadviser’s policies and procedures as presented to the Board from time to time.

4. Allocation of Charges and Expenses. During the term of this Agreement, the Funds will bear all expenses not expressly assumed by TAM or the Subadviser incurred in the operation of the Funds and the offering of its shares. Without limiting the generality of the foregoing:

(a)	The Funds shall pay their allocable share of (i) fees payable to TAM pursuant to the Advisory Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of each Fund’s portfolio securities; (iii) expenses of organizing the Funds; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of each Fund’s shares for sale under federal and state securities laws; (v) the compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to the Funds, including costs for local representation in the Trust’s jurisdiction of organization and fees and expenses of special counsel, if any, for the independent Trustees; (viii) all federal, state and local tax (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and TAM); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of, or claim for damage or other relief asserted against, the Trust for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations and 12b-1 fees; and (xvi) any extraordinary expenses incurred by the Trust on behalf of the Funds.

(b)	TAM shall pay all expenses incurred by it in the performance of its duties under this Agreement. TAM shall also pay all fees payable to the Subadviser pursuant to this Agreement.

(c)	The Subadviser shall pay all expenses incurred by it in the performance of its duties under this Agreement. The Subadviser shall authorize and permit any of its directors, members, officers and employees, who may be elected as Trustees or officers of the Trust, to serve in the capacities in which they are elected, and shall pay all compensation, fees and expenses of such Trustees and officers.

5. Obligation to Provide Information. Each party’s obligation to provide information shall be as follows:

(a)	TAM shall cause the Subadviser to be kept fully informed at all times with regard to the securities owned by the each Fund, its funds available, or to become available, for investment, and generally as to the condition of each of the Fund’s affairs. TAM shall furnish the Subadviser with such other documents and information with regard to each of the Fund’s affairs as the Subadviser may from time to time reasonably request.

(b)	The Subadviser, at its expense, shall supply the Board, the officers of the Trust and TAM with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder, including such information the Funds’ Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

6. Compensation of the Subadviser. As compensation for the services performed by the Subadviser, TAM shall pay the Subadviser out of the advisory fee it receives with respect to the Funds, and only to the extent thereof, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite each Fund’s name on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Subadviser for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of each Fund or, if less, the portion thereof comprising the Allocated Assets, in that period from the beginning of such month to such date of termination, and shall be prorated according to the ratio that the number of business days in such period bears to the number of business days in such month. The average daily net assets of each Fund, or portion thereof comprising the Allocated Assets, shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as stated in each Fund’s then-current Prospectus or as may be determined by the Board.

7. Compensation of Trustees, Officers and Employees. No Trustee, officer or employee of the Trust or the Funds shall receive from the Trust or the Funds any salary or other compensation as such Trustee, officer or employee while he is at the same time a director, officer, or employee of the Subadviser or any affiliated company of the Subadviser, except as the Board may decide. This paragraph shall not apply to Board Members, executive committee members, consultants and other persons who are not regular members of the Subadviser’s or any affiliated company’s staff.

8. Term. This Agreement shall continue in effect with respect to each Fund, unless sooner terminated in accordance with its terms, for two years from its effective date, and shall continue in effect from year to year thereafter, provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party (as defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the affirmative vote of a majority of the Trustees of that Fundor the affirmative vote of a majority of outstanding voting securities of that Fund.

9. Termination. This Agreement may be terminated with respect to any Fund upon 30 days’ prior written notice, without penalty, by the Board or by the shareholders of each Fund acting by vote of at least a majority of its outstanding voting securities. This Agreement may also be terminated by TAM upon written 30 days’ prior written notice to the Subadviser, without the payment of any penalty. The Subadviser may terminate the Agreement only upon giving 90 days’ prior written notice to TAM. This Agreement shall terminate automatically in the event of its assignment by the Subadviser and shall not be assignable by TAM without the written consent of the Subadviser. For the avoidance of doubt, it is understood that this Agreement may be amended, terminated or not renewed as to one or more Funds without affecting the other Funds hereunder.

10. Use of Name. If this Agreement is terminated with respect to a Fund and the Subadviser no longer serves as subadviser to a Fund, the Subadviser reserves the right to withdraw from the Trust the right to the use of its name with respect to that Fund or any name misleadingly implying a continuing relationship between the Fund and the Subadviser or any of its affiliates.

11. Liability of the Subadviser. The Subadviser may rely on information reasonably believed by it to be accurate and reliable. The Subadviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Subadviser against any liability to TAM or the Fund to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 11, the term the “Subadviser” shall include any affiliates of the Subadviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, members, officers and employees of the Subadviser and such affiliates.

12. Meanings of Certain Terms. For the purposes of this Agreement, the Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and Statement of Additional Information and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order and to such interpretations of the SEC or its staff.

13. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally with respect to a Fund, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of the Agreement shall be effective with respect to a Fund until approved (a), by vote of the holders of a majority outstanding voting securities of that Fund, if so required by the 1940 Act, and (b) by a majority of the Trustees of that Fund, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of that Fund and have no financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such amendment. Schedule A hereto may be amended at any time to add additional series of the Trust as agreed by the Trust, TAM and the Subadviser.

14. Books and Records. The Subadviser agrees that it will keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that any records that it maintains for a Fund is the property of such Fund, and further agrees to surrender promptly to a Fund any of such records upon such Fund’s request; provided however, that the Subadviser may maintain copies of such records as required by applicable law. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

15. Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or TAM in any way or otherwise be deemed to be an agent of the Fund or TAM.

16. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

17. Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Florida and the applicable provisions of the 1940 Act.

18. Interpretation. Nothing contained herein shall be deemed to require the Trust to take any action contrary to its Governing Documents, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust.

The parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:
Name:
Title:	Senior Vice President and Chief Investment Officer

QS INVESTORS, LLC

By:
Name:
Title:

INVESTMENT SUBADVISORY AGREEMENT

BETWEEN TRANSAMERICA ASSET MANGEMENT, INC.

AND QS INVESTORS, LLC

THIS AMENDMENT is made as of May 1, 2015, to the Sub-Advisory Agreement dated March 1, 2015 (the “Agreement”), between Transamerica Asset Management, Inc. (the “Investment Adviser”) and QS Investors LLC (the “Sub-Adviser”).

In consideration of the mutual covenants contained herein, the parties agree as follows:

1. Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced as follows:

Fund	Investment Subadvisory Fee*
Clear Track 2015	0.05% of the first $2.5 billion; 0.04% in excess of $2.5 billion**
Clear Track 2020	0.05% of the first $2.5 billion; 0.04% in excess of $2.5 billion**
Clear Track 2025	0.05% of the first $2.5 billion; 0.04% in excess of $2.5 billion**
Clear Track 2030	0.05% of the first $2.5 billion; 0.04% in excess of $2.5 billion**
Clear Track 2035	0.05% of the first $2.5 billion; 0.04% in excess of $2.5 billion**
Clear Track 2040	0.05% of the first $2.5 billion; 0.04% in excess of $2.5 billion**
Clear Track 2045	0.05% of the first $2.5 billion; 0.04% in excess of $2.5 billion**
Clear Track 2050	0.05% of the first $2.5 billion; 0.04% in excess of $2.5 billion**
Clear Track Retirement Income	0.05% of the first $2.5 billion; 0.04% in excess of $2.5 billion**
Transamerica Dynamic Income	0.07% of first $250 million; 0.06% over $250 million up to $500 million; 0.05% over $500 million up to $1.50 billion; 0.04% over $1.5 billion up to $2.5 billion; 0.03% over $2.5 billion
Transamerica Dynamic Allocation Transamerica Dynamic Allocation II	0.10% of first $250 million; 0.09% over $250 million up to $500 million; 0.08% over $500 million up to $1.5 billion; 0.07% over $1.5 billion up to $2.5 billion; 0.06% over $2.5 billion

*	As a percentage of average daily net assets on an annual basis.
**	The average daily net assets for the purpose of calculating sub-advisory fees will be determined on the basis of the combined assets of the Clear Track Retirement Series, which consists of the funds named above, each a separate series of Transamerica Funds.

In all other respects, the Agreement dated March 1, 2015 is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed effective as of May 1, 2015.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:
Name:
Title:	Senior Vice President and Chief Investment Officer

QS INVESTORS, LLC

By:
Name:
Title:

TRANSAMERICA FUNDS

Transamerica Dynamic Allocation (formerly, Transamerica Tactical Rotation)

Transamerica Dynamic Allocation II (formerly, Transamerica Tactical Allocation)

Transamerica Dynamic Income (formerly, Transamerica Tactical Income)

4600 S. Syracuse Street, Suite 1100

Denver, CO 80237

Telephone: 1-888-233-4339

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to Transamerica Dynamic Allocation (formerly, Transamerica Tactical Rotation), Transamerica Dynamic Allocation II (formerly, Transamerica Tactical Allocation) and Transamerica Dynamic Income (formerly, Transamerica Tactical Income) (each a “Fund” and, together, the “Funds”), each a series of Transamerica Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement details a recent sub-adviser change relating to each Fund. Specifically, the Board of Trustees of the Funds has approved a new sub-advisory agreement on behalf of each Fund between Transamerica Asset Management, Inc. (“TAM”) and QS Investors, LLC. The new sub-adviser took over day-to-day management of the Funds on May 1, 2015. In connection with the change in sub-adviser, and as discussed in the Prospectus, Summary Prospectus and Statement of Additional Information supplements dated March 18, 2015: (i) changes were made to the name, investment objective, principal investment strategies and risks, benchmark indexes, and portfolio managers of each of Transamerica Dynamic Allocation and Transamerica Dynamic Allocation II, and (ii) changes were made to the name, principal investment strategies and portfolio managers of Transamerica Dynamic Income as well as additional breakpoints were added to reduce TAM’s advisory fee rates with respect to Transamerica Dynamic Income at certain asset levels. TAM continues to serve as the Funds’ investment adviser.

The Trust and TAM have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval. The Order instead requires that an information statement be sent to you. In lieu of physical delivery of the Information Statement, the Trust will make the Information Statement available to you online.

The full Information Statement will be available to review on the Funds’ website at www.transamericafunds.com until at least October 1, 2015. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Fund at 1-888-233-4339.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.